UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

STARK FOCUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-237100	32-0610316
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

570 Lexington Avenue, 41st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(646) 348-9369

(Registrant’s telephone number, including area code)

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Discharge of independent registered public accounting firm

On September 10, 2026, Stark Focus Group, Inc. (“we”, “our”, “us” and the “Company”) discharged Boladale Lawal & Co. (the “Prior Auditor”) from its engagement as our independent registered public accounting firm. The Company’s Board of Directors approved this decision. Our decision to change our independent registered public accounting firm was due to our desire to engage a firm that operates in closer proximity to our new operating headquarters in New York City.

The reports of the Prior Auditor on the Company’s financial statements as of and for our two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were those reports qualified or modified as to uncertainties, audit scope or accounting principles, other than explanatory paragraphs with regard to each fiscal year that noted that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim period since the end of the Company’s last fiscal year, there were no disagreements between the Company and the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Prior Auditor, would have caused it to make reference to the subject matter of the disagreements in its reports on the our financial statements for those years, nor were there any reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, during that period, other than the material weakness reported in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q relating to inadequate segregation of duties within account processes due to limited personnel, insufficient written policies and procedures for accounting, IT, and financial reporting and record keeping, and a lack of formal review and approval process for related party transactions.

We have furnished a copy of the disclosure in this Item 4.01(a) to the Prior Auditor and requested that it furnish us with a letter addressed to the SEC stating whether it agrees with these statements. We have received that letter and attached it to this Form 8-K as Exhibit 16.1 hereto.

(b) Engagement of new independent registered public accounting firm

On September 10, 2026, the Company engaged CBIZ CPAs P.C. (the “New Auditor”) to act as its new independent registered public accounting firm. The Company’s Board of Directors approved the decision to engage the New Auditor. During the Company’s two most recent fiscal years and the subsequent interim period since the end of the Company’s last fiscal year through the date of the engagement, neither the Company, nor anyone on the Company’s behalf consulted with the New Auditor regarding (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements; or (3) the subject of any “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
16.1	Letter dated September 16, 2026 from Boladale Lawal & Co. to the Securities and Exchange Commission regarding the disclosures contained in Item 4.01(a) of this Form 8-K
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARK FOCUS GROUP, INC.

Date: September 16, 2026	By:	/s/ John Lipman
	Name:	John Lipman
	Title:	Director, Chief Executive Officer, and Chief Financial Officer

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